SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2001

KRUG INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189

(State or other jurisdiction	(Commission	(I.R.S. Employer

of incorporation)	file number)	Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 770-933-7000

Item 2. Acquisition or Disposition of Assets

      On January 29, 2001, KRUG International Corp. (“KRUG”) sold its United Kingdom child safety subsidiary, Klippan Limited, to Newell Limited, a company incorporated in England and Wales, for approximately $4,000,000. The purchase price is subject to adjustment for certain items which were estimated at closing, including the amount of working capital. In addition, approximately $580,000 of the purchase price is held in escrow in connection with certain warranties and indemnities provided to the purchaser. If no valid claims are made against the escrow account, the escrow funds will be paid to KRUG at various dates and based upon certain events between April 2001 and October 2002. After the repayment of Klippan’s debt and expenses and exclusive of any funds held in escrow, KRUG anticipates net proceeds from the sale of approximately $2,200,000.

      On February 1, 2001, SunLink Healthcare Corp., a 100% owned subsidiary of KRUG, acquired through a stock purchase, six community hospitals and related businesses from NHS, Inc. for approximately $30,000,000. The purchase price was funded with approximately $3,500,000 cash from internally available funds, $4,000,000 of short-term debt from Fulcrum Advisory LLC, Geneva Associates Merchant Banking Partners I L.L.C. and Crumpler Investment Management Co., L.L.C., $19,000,000 face amount of seller financing and the assumption of certain liabilities estimated to be $3,500,000. The seller financing consists of a $2,000,000 million zero coupon note due in 2003 and a $17,000,00 balloon note due in 2006. The purchase price is subject to adjustment for, among other things, certain changes in the amount of working capital at closing.

Item 7. Financial Statements and Exhibits

(b) Pro forma financial information –

The required unaudited condensed consolidated pro forma financial statements of KRUG International Corp. and Subsidiaries, giving effect to the sale of Klippan Limited and the purchase of the six community hospitals as if the two transactions had occurred on December 31, 2000, as to the balance sheet, and on April 1, 1999, as to the income statements, are filed herewith.

(c) Exhibits –

10.1	Agreement for the sale and purchase of shares in Klippan Limited between Bradley International Holdings Limited and Newell Limited dated January 29, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRUG International Corp.

Date: April 16, 2001

	By:	/s/ Mark J. Stockslager

Mark J. Stockslager Principal Accounting Officer

KRUG International Corp. and Subsidiaries
CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(Unaudited)

      On January 29, 2001, KRUG sold its United Kingdom child safety subsidiary, Klippan Limited, to Newell Limited for approximately $4,000,000. On February 1, 2001, SunLink Healthcare Corp., a 100% owned subsidiary of KRUG, acquired through a stock purchase six community hospitals and related business from NHS, Inc. for approximately $30,000,000.

      The following unaudited condensed consolidated pro forma balance sheet as of December 31, 2000 gives effect to the sale of Klippan Limited and the purchase of the six hospitals as if the transaction had been completed as of December 31, 2000.

      The following unaudited condensed consolidated pro forma statements of earnings for the year ended March 31, 2000 and the nine months ended December 31, 2000 give effect to the sale of Klippan Limited and the purchase of the six hospitals as if the transaction had been completed as of April 1, 1999. No pro forma adjustment was required for the sale of Klippan Limited as its results was previously reported in discontinued operations.

      The unaudited condensed consolidated pro forma financial information presented herein does not purport to represent what KRUG’s consolidated results of operations or financial position would have been had such transactions occurred at the beginning of the periods presented or to project KRUG’s consolidated results of operations in any future period. The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the audited consolidated financial statements of KRUG included in KRUG’s Annual Report on Form 10-K for the year ended March 31, 2000 and unaudited condensed consolidated financial statements of KRUG in KRUG’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

KRUG International Corp and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
December 31, 2000
(In thousands)

					Purchase
	As	Klippan		Purchase	of Hospitals		As
	Reported	Sale		of Hospitals	Adjustments		Adjusted

Current Assets:

Cash and cash equivalents	$6,459	$2,524	(a)	$377	$(4,240	)(c)	$5,120

Receivables — net	4,657	—		9,315	—		13,972

Inventories	2,523	—		1,736	—		4,259

Prepaid expenses and other	1,258	—		473	—		1,731

Total Current Assets	14,897	2,524		11,901	(4,240)		25,082

Property, Plant and Equipment, net	3,830	—		17,957	5,125	(e)	26,912

Other Long-term Assets	1,100	232	(b)	5,074	(5,039	)(f)	1,367

Net noncurrent assets of discontinued operations	887	(887	)(d)	—	—		—

Total Assets	$20,714	$1,869		$34,932	$(4,154)		$53,361

Current Liabilities:

Bank borrowings	$2,459	$—		$—	$—		$2,459

Accounts payable	4,869	—		3,781	300	(g)	8,950

Other current liabilities	2,363	—		3,460	5,156	(h)	10,979

Net current liabilities of discontinued operations	493	(493	)(d)	—

Total Current Liabilities	10,184	(493)		7,241	5,456		22,388

Long-term debt	1,535	—		6	14,915	(i)	16,456

Due to parent company	—	—		25,780	(25,780	)(f)	—

Third party settlements	—	—		3,160	—		3,160

Noncurrent reserve for Industrial Segment	954	—		—	—		954

Total Long-term Liabilities	2,489	—		28,946	(10,865)		20,570

Shareholders’ Equity:

Common shares	2,488	—		1	(1	)(f)	2,488

Additional paid-in capital	3,604	—		5,630	(5,630	)(f)	3,604

Retained earnings	1,920	2,362		(6,886)	6,886	(f)	4,282

Accumulated other comprehensive income	29	—		—	—		29

Total Shareholders’ Equity	8,041	2,362		(1,255)	1,255		10,403

Total Liabilities and Shareholders’ Equity	$20,714	$1,869		$34,932	$(4,154)		$53,361

(a)	Cash received at closing of $2,176 and $348 of sales price held in escrow payable in one year.

(b)	Sales price held in escrow payable October 2002.

(c)	Cash paid to NHS, Inc. at closing of $3,588 and $652 of transaction expenses.

(d)	Net assets and liabilities of Klippan sold.

(e)	Estimated write-up of property, plant & equipment to estimated fair value in purchase price allocation.

(f)	Elimination of NHS, Inc. historical goodwill, due to parent company and equity in purchase price allocation.

(g)	Accrued transaction expenses.

(h)	Recording of $4,000 bridge loan as short term debt and $1,156 of hospital professional and contracted physician liabilities as estimated incurred but not reported liability assumed by KRUG at purchase.

(i)	Recording of $17,000 face amount 8.5% balloon note due in 2006 (payable in kind through January 31, 2003) and $2,000 face amount zero coupon note. The balloon note and zero coupon note were recorded at the purchase date based upon a discount rate of 13.5% for each note.

KRUG International Corp and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
(In thousands)

	YEAR ENDED MARCH 31, 2000

			Purchase
	As	Purchase	of Hospitals		As
	Reported	of Hospitals	Adjustments		Adjusted

Revenues	$32,011	$85,472	$—		$117,483

Cost of Goods Sold	29,327				29,327

Salaries, wages and benefits	—	38,794	—		38,794

Provision for bad debts	—	13,995	—		13,995

Supplies and other	—	17,745	—		17,745

Rent and lease expense	—	2,014	—		2,014

Professional services	—	5,224	—		5,224

Purchased services	—	7,366	—		7,366

Selling and Administrative Expenses	3,949	—	—		3,949

Depreciation and amortization	—	2,936	(1,582	)(c)	1,354

NHS, Inc. management fees	—	2,220	—		2,220

Operating Loss	(1,265)	(4,822)	1,582		(4,505)

Other Income (Expense):

Interest expense	(208)	(1,333)	(1,202)	(a)	(2,743)

Interest income	328	—	(242)	(b)	86

Other income — net	22	—	—		22

Loss From Continuing Operations Before Income Taxes	(1,123)	(6,155)	138		(7,140)

Income Tax Benefit	(252)	—	—		(252)

Loss From Continuing Operations	$(871)	$(6,155)	$138		$(6,888)

Loss Per Share from Continuing Operations:

Basic	$(0.17)				$(1.38)

Diluted	$(0.17)				$(1.38)

Weighted Average Common Shares Outstanding:

Basic	4,977				4,977

Diluted	4,977				4,977

(a) Interest expense adjustment is composed of:			balloon note		$(1,852)
			zero coupon note		(143)
			bridge loan		(540)
			less:
			historical		1,333

					$(1,202)

(b)	Decreased interest income due to cash used for purchase and transaction costs.
(c)	Depreciation is adjusted based upon the purchase price estimated to be allocated to property, plant and equipment with a 15 year average life of depreciable assets. Goodwill amortization is adjusted to zero as none of the purchase price is estimated to be allocated to goodwill. The purchase price included all assets of the hospitals, including working capital which is subject to adjustment (against the balloon note) if working capital as of the purchase date is greater than or less than $2,745. KRUG estimates actual working capital at the acquisition date was $1,693.

KRUG International Corp and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
(In thousands)

	NINE MONTHS ENDED DECEMBER 31, 2000

			Purchase
	As	Purchase	of Hospitals		As
	Reported	of Hospitals	Adjustments		Adjusted

Revenues	$20,939	$58,072	$—		$79,011

Cost of Goods Sold	19,639	—	—		19,639

Salaries, wages and benefits	—	28,012	—		28,012

Provision for bad debts	—	8,374	—		8,374

Supplies and other	—	12,334	—		12,334

Rent and lease expense	—	1,524	—		1,524

Professional services	—	2,741	—		2,741

Purchased services	—	5,502	—		5,502

Selling and Administrative Expenses	2,262	—	—		2,262

Depreciation and amortization	—	1,873	(858	)(c)	1,015

NHS, Inc. management fees	—	1,499	—		1,499

Operating Loss	(962)	(3,787)	858		(3,891)

Other Income (Expense):

Interest expense	(178)	(826)	(1,277	)(a)	(2,281)

Interest income	309	—	(181	)(b)	128

Other income — net	—	(867)	867	(d)	—

Loss From Continuing Operations Before Income Taxes	(831)	(5,480)	267		(6,044)

Income Tax Benefit	—	—	—		—

Loss From Continuing Operations	$(831)	$(5,480)	$267		$(6,044)

Loss Per Share from Continuing Operations:

Basic	$(0.17)				$(1.21)

Diluted	$(0.17)				$(1.21)

Weighted Average Common Shares Outstanding:

Basic	4,976				4,976

Diluted	4,976				4,976

(a) Interest expense adjustment is composed of:			balloon note		$(1,576)
			zero coupon note		(122)
			bridge loan		(405)
			less: historical		826

					$(1,277)

(b)	Decreased interest income due to cash used for purchase and transaction costs.

(c)	Depreciation is adjusted based upon the purchase price estimated to be allocated to property, plant and equipment with a 15 year average life of depreciable assets. Goodwill amortization is adjusted to zero as none of the purchase price is estimated to be allocated to goodwill. The purchase price included all assets of the hospitals, including working capital which is subject to adjustment (against the balloon note) if working capital as of the purchase date is greater than or less than $2,745. KRUG estimates actual working capital at the acquisition date was $1,693.

(d)	Elimination of losses on sale of businesses and abandonment of construction project as these are not normal operating losses.